================================================================================






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported) July 24, 2001
                                                          -------------

                              ROSLYN BANCORP, INC.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                       0-28886                 11-3333218
      --------                     ------------              ----------
(State or other Jurisdiction of     (Commission             (IRS Employer
 Incorporation or Organization      File Number)            Identification No.)

                   One Jericho Plaza, Jericho, New York 11753
                   ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (516) 942-6000
                                 ---------------
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)






================================================================================

ITEMS 1, 2, 3, 4, 6, 8 AND 9.   NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.
         ------------

      Roslyn Bancorp, Inc. (the "Company"), a Delaware corporation, has declared a three-for-two stock split in the form of a 50% stock dividend, payable on August 22, 2001 to shareholders of record on August 6, 2001. Cash in lieu of fractional shares will be based on the average of the high and low bids on that date, as adjusted for the split. In addition, the Company has announced the authorization of its eighth stock repurchase plan. The plan authorizes the purchase of up to 10% of its outstanding stock, or approximately 8.9 million shares, as adjusted for the three-for-two stock split.

      For further information, reference is made to the Company's press release dated July 26, 2001, attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.
           ---------------------------------

Exhibit 99.1     Company's press release dated July 26, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ROSLYN BANCORP, INC.



Dated: July 26, 2001              By:  /s/ Joseph L. Mancino
                                       -----------------------------------------
                                       Joseph L. Mancino
                                       Vice Chairman of the Board, President and
                                       Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit 99.1          Company's press release dated July 26, 2001.